SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT No. 2

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) DECEMBER 17, 1997 (AMENDING FORM 8-K DATED AUGUST 18, 1997 AS AMENDED OCTOBER 21, 1997)




                       PUBLIC STORAGE PROPERTIES XI, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




         California                      1-10709                   95-4300881
----------------------------      -----------------------   --------------------
(state or other jurisdiction     (Commission File Number)       I.R.S. Employer
       of incorporation                                  (Identification Number)



                701 Western Ave., Glendale, California 91201-2397
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: (818) 244-8080
                                                         --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS

         a.  Proposed Merger and Exchange
             ----------------------------

         Public Storage Properties XI, Inc. (PSP11) and American Office Park Properties, Inc. (AOPP) have agreed, subject to certain conditions, to merge, pursuant to an Amended and Restated Agreement and Plan of Reorganization by and among PSP11, AOPP and Public Storage, Inc. (PSI) dated as of December 17, 1997. AOPP, a subsidiary of PSI, owns and operates commercial properties directly and through a consolidated partnership. Upon the merger of AOPP into PSP11, each of the 1,819,937 outstanding shares of PSP11's common stock series A (other than
shares  held  by  holders  of  PSP11's   common   stock   series  A  ("Series  A
Shareholders") who have properly  exercised  dissenters' rights under California law) would continue to be owned by the Series A Shareholders or converted into the right to receive cash as follows: (i) with respect to up to 20% of the outstanding common stock series A of PSP11, $20.50 in cash and (ii) the balance of the outstanding common stock series A of PSP11 would continue to be owned by the Series A Shareholder. In the merger, (i) each share of PSP11's common stock series B and each share of PSP11's common stock series C would be converted into
 .8641 shares of PSP11's common stock series A (or up to 20% in cash ) and (ii) each share of AOPP's capital stock will be converted into 1.18 shares of PSP11's common stock series A ( or up to 20% in cash ). After the merger, PSP11 would have approximately 11,903,000 outstanding shares of common stock series A (assuming no cash elections with approximately an additional 7,649,000 shares reserved for issuance upon conversion of partnership interests of AOPP's consolidated partnership into PSP11's common stock series A. After the merger, the ownership of PSP11 by public shareholders will be reduced from approximately 63% to 13% while that of PSI will increase from 37% to 41% (assuming no cash elections and no conversion of partnership interests). Concurrently with the merger, PSP11 will exchange 13 mini-warehouses for 11 commercial properties owned by PSI. The merger is conditioned on, among other requirements, PSP11's receipt of a fairness opinion from a financial advisor and approval by PSP11's shareholders. After the merger, PSP11 will be a self-managed and self-advised REIT which will own and operate directly and through a consolidated partnership 64 commercial properties (including three properties under contract) located in 10 states with approximately 7.4 million net rentable square feet of space and, in addition, will manage, for a fee, 36 commercial properties. It is expected that the merger would close in the first or second quarter of 1998.

         For further information regarding the merger, see the Amended and Restated Agreement and Plan of Reorganization which is filed as Exhibit 2 hereto and is incorporated herein by this reference.


         b.  Summary Financial Information


                                                     Nine Months Ended September 30, 1997           Year Ended December 31, 1996
                                            ---------------------------------------------   ---------------------------------------
                                                             PSP11            PSP11                      PSP11           PSP11
                                                          Post-Merger      Post-Merger                Post-Merger     Post-Merger
                                                          (Pro Forma)      (Pro Forma)                (Pro Forma)     (Pro Forma)
                                               PSP11        No Cash       Maximum Cash      PSP11       No Cash      Maximum Cash
                                             Historical   Elections(1)   Elections(1)(2)  Historical  Elections(1)   Elections(1)(2)
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
                                                          (amounts in thousands except per share and property data)
OPERATING DATA:
Revenues
   Rental revenues                           $  5,644    $   49,676      $   49,676     $  7,220    $   62,318      $   62,318
   Facility management fees                         -           293             293            -           375             375
   Interest and other income                       55           377             377           33            76              76
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
                                                5,699        50,346          50,346        7,253        62,769          62,769
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
Expenses:
   Cost of operations                           2,062        17,484          17,484        2,728        23,562          23,562
   Cost of managing facilitates                     -            66              66            -            91              91
   Depreciation and amortization                  877         8,976           8,976        1,150        11,966          11,966
   General and administrative                     164         1,156           1,156          217         1,660           1,660
   Interest expense                                 -         2,637           2,998            3         3,400           3,881
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
                                                3,103        30,319          30,680        4,098        40,679          41,160
                                         --------------- --------------- ---------------  ----------  ------------   ---------------

Income before minority interest                 2,596        20,027          19,666        3,155        22,090          21,609
Minority interest(3)                                -        (7,835)         (7,840)           -        (8,642)         (8,614)
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
Net income                                   $  2,596    $   12,192       $  11,826     $  3,155    $   13,448      $   12,995
                                         =============== =============== ===============  ==========  ============   ===============

BALANCE SHEET DATA(AT END OF PERIOD):
   Cash and cash equivalents                 $  2,273    $    5,828      $    5,000
   Total assets                                28,809       423,342         422,514
   Total debt                                       -        46,900          53,534
   Shareholders' equity                             -       133,206         133,206
                                               27,170       237,153         229,691
PER SHARE OF COMMON STOCK
Net income(4):
   Primary                                  $    1.32   $      1.02     $      1.02    $    1.59   $      1.13     $      1.13
   Fully-diluted                                 1.03                                       1.24
   Book value (at end of period)                10.75         19.92           19.91        10.53
Weighted average shares of
   common stock (in thousands)(5)
   Primary                                      1,820        11,903          11,539        1,831        11,903          11,539
   Fully-diluted                                2,527                                      2,538


PROPERTY DATA:
   Business parks:
     Net rentable square feet at end of
       period (000's)                             191         7,423           7,423          191         7,423           7,423
     Number of facilities with business
       park space at end of period                  4            64              64            4            64              64
     Weighted average occupancy for the            98%           96%             96%          97%           96%             96%
       period
     Weighted average monthly realized
       rent per occupied square feet for     $   0.63    $     0.77      $     0.77     $   0.60    $     0.73      $     0.73
       the period

   Mini-warehouses:
     Net rentable square feet at end of
       period (000's)                             738             -               -          738             -               -
     Number of facilities with
       mini-warehouse space at end of              13             -               -           13             -               -
       period
     Weighted average occupancy for the            93%            -               -           92%            -               -
       period
     Weighted average monthly realized
       rent per occupied square feet for     $   0.74             -               -     $   0.72             -               -
       the period

OTHER DATA:
  Funds from operation (6)                    $ 3,473     $  17,656       $  17,224      $ 4,305     $ 20,733        $ 20,191



(1) The unaudited pro forma data was prepared to reflect the proposed merger (the "Merger") of American Office Park Properties, Inc. ("AOPP") and Public Storage Properties XI, Inc. ("PSP11"). Under the Merger Agreement:

     *    AOPP will merge into PSP11.

     * Each outstanding share of PSP11 Common Stock will continue to be owned by current holders or converted into the right to receive $20.50 in cash. The amount of cash elections (the "Cash Elections") will be limited to 20% of the total outstanding shares of PSP11. If a PSP11 shareholder does not elect cash, he or she will continue to own PSP11 Common Stock.

     * Each share of PSP11 Common Stock Series B and each share of PSP11 Common Stock Series C will be converted into either .8641 share of PSP11 Common Stock or the right to receive $17.71 in cash (up to 20% of the outstanding Series B and Series C), at the option of the shareholders. All of the Series B and Series C shareholders have indicated that they intend to elect PSP11 Common Stock in the Merger.

     * Each share of AOPP Common Stock will be converted into either 1.18 shares of PSP11 Common Stock or the right to receive $24.19 in cash (up to 20% of the outstanding AOPP Common Stock), at the option of an AOPP shareholder. All of the AOPP shareholders have indicated that they intend to elect PSP11 Common Stock in the Merger.

     * Concurrent with the Merger, PSP11 will exchange 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by Public Storage, Inc. ("PSI").

The Merger will be treated as a reverse merger whereby AOPP will be treated as the accounting acquirer using the purchase method. This has been determined based upon the following:

     * The business focus post Merger will continue to be that of AOPP's which includes the acquisition, ownership and management of commercial properties. Prior to the Merger, PSP11's business focus has been primarily on the ownership and operation of its mini-warehouse properties which represent approximately 88% of its portfolio.

     * Following the Merger, the former shareholders and unitholders of AOPP will own in excess of 80% of the merged companies.

In addition to the proposed Merger, the pro forma data reflects the following AOPP transactions:

     1.   On  January  2,  1997,  AOPP  formed  a  partnership  (the  "Operating
          Partnership"); concurrent with the formation of the Operating Partnership (i) the Operating Partnership acquired 26 commercial properties from PSI and affiliated entities in exchange for 4,859,000 units of limited partnership (11 OP Units"), (ii) AOPP acquired nine commercial properties from PSI in exchange for 1,000,000 shares of Preferred Stock of AOPP and (iii) AOPP contributed these nine commercial properties to the Operating Partnership for 1,000,000 OP Units. In addition, AOPP contributed its property management operations and other net assets to the Operating Partnership in exchange for 829,500 OP Units.

     2. On April 1, 1997, the Operating Partnership acquired four commercial properties from PSI in exchange for 1,235,500 OP Units.

     3. On July 31, 1997, AOPP acquired two commercial properties from an unaffiliated third party for cash totaling $33,750,000. AOPP raised the cash for this acquisition by issuing 1,690,000 shares of AOPP Common Stock to PSI for cash totaling $33,800,000.

     4. On September 24, 1997, AOPP acquired one commercial property from an unaffiliated third party for an aggregate cost of $10,374,000, consisting of cash $10,050,000 and the issuance of 12,000 OP Units having a value of $324,000.

     5. In December 1997, AOPP reached agreements in principle to acquire three commercial properties form unaffiliated third parties for an aggregate cost of $54,338,000, consisting of cash totaling $19,900,000, the issuance of 279,200 OP Units having a value of $7,538,000 and the assumption of $26,900,000 of mortgage debt.

     6. On December 24, 1997, AOPP completed a transaction under which AOPP issued 4,482,852 shares of AOPP common stock ($118,655,000) to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties and $1,000,000 cash. AOPP incurred approximately $3,300,000 in transaction costs.

(2) Maximum cash elections assumes 20% of the outstanding shares of PSP11 Common Stock Series A elect to take $20.50 in cash in connection with the Merger.

(3) As a result of the Merger, PSP11 will replace AOPP as the sole general partner of the Operating Partnership. Minority interests represents ownership of Operating Partnership Units which are not owned by PSP11. The Operating Partnership Units, subject to certain conditions of the Operating Partnership Agreement, are convertible into shares of PSP11 Common Stock Series A on a one-for-one basis. Pro forma Operating Partnership Units outstanding during each pro forma period and owned by minority interest totaled 7,649,193.

(4) Primary earnings per share represents the shareholders' rights to distribution out of the respective period's net income, which is calculated by dividing net income after reduction for any distributions made to the holders of the PSP11 Common Stock Series B (holders of the PSP11 Common Stock Series C are not entitled to cash distributions) by the weighted average number of shares of PSP11 Common Stock. Fully diluted earnings per shares assumes conversion of the PSP11 Common Stock Series B and C into PSP11 Common Stock Series A. In connection with the Merger, the PSP11 Common Stock Series B and C converted into PSP11 Common Stock Series A - see note (1).

(5) In connection with the reorganization of a partnership which was the predecessor to PSP11, PSP11 issued PSP11 Common Stock Series A and PSP11 Common Stock Series B and C. The capital structure of PSP11 was designed to reflect the economic rights of the limited partners and general partners in the predecessor partnership and the capital shares were distributed to the limited and general partners in respect of their interests in the predecessor partnership.

     PSP11Common Stock Series A shares are entitled to 100% of cash distributions from operations from PSP11 until (a) the sum of (1) all cumulative dividends and other distributions from all sources to the holders of PSP11 Common Stock Series A shares of PSP11 and (2) the cumulative predecessor partnership distributions from all sources with respect to all units equal (b) the product of $20 multiplied by the number of the then-outstanding shares of PSP11 Common Stock Series A ("Conversion").

     As of September 30, 1997, Conversion will occur with respect to PSP11 when $5,397,000 in additional distributions are made to holders of PSP11 Common Stock Series A (assuming no further repurchases of PSP11 Common Stock Series A).

(6) Funds from operations (FFO) is defined by PSP11 as net income, computed in accordance with generally accepted accounting principles (GAAP), before depreciation, amortization and extraordinary or non-recurring items. FFO is presented because PSP11 considers FFO to be a useful measure of the operating performance of a REIT which, together with net income and cash flows, provides investors with a basis to evaluate the operating and cash flow performances of a REIT. FFO does not take into consideration scheduled principal payments on debt and capital improvements. Accordingly, FFO is not necessarily a substitute for cash flow or net income as a measure of liquidity or operating performance or ability to make acquisitions and capital improvements or ability to pay distributions or debt principal payments. Also, FFO as computed and disclosed by PSP11 may not be comparable to FFO computed and disclosed by other REITs.

Funds from operations is computed as follows:

                                                 Nine Months Ended September 30, 1997           Year Ended December 31, 1996
                                            ---------------------------------------------   ---------------------------------------
                                                          Pro Forma -      Pro Forma -               Pro Forma -     Pro Forma -
                                               PSP11        No Cash       Maximum Cash    PSP11        No Cash      Maximum Cash
                                             Historical    Elections        Elections   Historical    Elections       Elections
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
                                                                   ($ in thousands, except per share data)

Net income                                     $2,596       $12,192         $11,826      $ 3,155     $   13,448      $   12,995
Depreciation and amortization                     877         8,976           8,976        1,150         11,966          11,966
Minority interest in income                         -         7,835           7,840            -          8,642           8,614
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
Funds from operations                           3,473        29,003          28,642        4,305         34,056          33,575
Funds from operations allocable to
  minority interest                                 -       (11,347)        (11,418)           -        (13,323)        (13,384)
                                         --------------- --------------- ---------------  ----------  ------------   ---------------
Funds from operations allocable to
  shareholders                                 $3,473       $17,656         $17,224      $ 4,305     $   20,733      $   20,191
                                         =============== =============== =============== ===========  ============   ===============


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     c. Exhibits

     2. Amended and Restated Agreement and Plan of Reorganization by and among PSP11, AOPP and PSI dated as of December 17, 1997 (the "Agreement and Plan of Reorganization"), and form of Agreement of Merger between PSP11 and AOPP (Exhibit A to the Agreement and Plan of Reorganization) are filed herewith; the other exhibits to the Amended and Restated Agreement and Plan of Reorganization have been omitted and will be furnished to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PUBLIC STORAGE PROPERTIES XI, INC.



Date:  January 8, 1998                   By: /s/ David P. Singelyn
                                             ----------------------
                                             David P. Singelyn
                                             Vice President and
                                               Chief Financial Officer